EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement (Form S-8 No. 333-00000) of our report, dated February 25, 1997, except for Note 11 as to which the date is April 18, 1997 and Note 12 as to which the date is July 11, 1997, relating to the financial statements of Queensboro Steel Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                              /s/ McGLADREY & PULLEN, LLP
                                                  MCGLADREY & PULLEN, LLP

Wilmingtion, North Carolina
August 24, 1998